Exhibit 99.1

IR CONTACT: Leslie Green
leslie.green@asteralabs.com

Astera Labs Announces Financial Results for the Fourth Quarter of Fiscal Year 2024

•Record quarterly revenue of $141.1 million, up 25% QoQ and up 179% YoY
•Fiscal 2024 record revenue of $396.3 million, up 242% versus the prior year
•Ramping across diverse set of customers and platforms with four product families in fiscal 2025

SANTA CLARA, CA, U.S. – February 10, 2025 – Astera Labs, Inc. (Nasdaq: ALAB), a global leader in semiconductor-based connectivity solutions for cloud and AI infrastructure, today announced preliminary financial results for the fourth quarter and full fiscal year 2024, ended December 31, 2024.

“Astera Labs delivered strong Q4 results, with revenue growing 25% versus the previous quarter, and capped off a stellar 2024 with 242% revenue growth year-over-year,” said Jitendra Mohan, Astera Labs’ Chief Executive Officer. "The revenue growth in 2024 was largely driven by Aries PCIe Retimer products, with Taurus Smart Cable Modules for Ethernet coming in strongly in Q4. We expect 2025 to be a breakout year as we enter a new phase of growth driven by revenue from all four of our product families to support a diverse set of customers and platforms. This includes our flagship Scorpio Fabric products for head-node PCIe connectivity and backend AI accelerator scale-up clustering."

Fourth Quarter of Fiscal 2024 Financial Highlights

GAAP Financial Results:
•Revenue of $141.1 million, up 25% sequentially and up 179% year-over-year
•GAAP gross margin of 74.0%
•GAAP operating income of $0.1 million
•GAAP operating margin of 0.1%
•GAAP net income of $24.7 million
•GAAP diluted net earnings per share of $0.14

Non-GAAP Financial Results (excluding the impact of stock-based compensation expense and the income tax effects of non-GAAP adjustments):
•Non-GAAP gross margin of 74.1%
•Non-GAAP operating income of $48.4 million
•Non-GAAP operating margin of 34.3%
•Non-GAAP net income of $66.5 million
•Non-GAAP diluted earnings per share of $0.37

Full Year Fiscal 2024 Financial Highlights

GAAP Financial Results:
•Revenue of $396.3 million, up 242% year-over-year
•GAAP gross margin of 76.4%
•GAAP operating loss of $116.1 million
•GAAP operating margin of (29.3%)
•GAAP net loss of $83.4 million
•GAAP diluted net loss per share of $0.64

Non-GAAP and Non-GAAP Financial Results (excluding the impact of stock-based compensation expense and the income tax effects of non-GAAP adjustments):
•Non-GAAP gross margin of 76.6%
•Non-GAAP operating income of $119.6 million
•Non-GAAP operating margin of 30.2%
•Non-GAAP net income of $143.3 million
•Pro forma non-GAAP diluted earnings per share of $0.84

Full Year Fiscal 2024 Business Highlights

•Introduced new portfolio of Scorpio Smart Fabric Switches purpose-built for AI infrastructure at cloud-scale. The Scorpio Smart Fabric Switch family features two application-specific product lines with a multi-generational roadmap, including the P-Series for GPU-to-CPU/NIC/SSD PCIe Gen 6 connectivity and the X-Series for platform-specific, back-end AI accelerator clustering. Scorpio is currently shipping in pre-production quantities.
•Joined the Ultra Accelerator Link Consortium as a promoting member on the Board of Directors. UALink technology will be used to enable efficient high-speed scale-up connectivity between AI accelerators within large and growing cluster sizes for AI workloads. Astera Labs is well positioned to quickly contribute to this new and compelling industry initiative to develop and advance UALink technology.
•Demonstrated the industry’s first end-to-end PCIe optical connectivity link to provide extended reach for larger, disaggregated GPU clusters. PCIe over optics expands Astera Labs’ widely deployed and field-tested Aries family of Smart DSP retimers and Smart Cable Modules (SCMs) to deliver robust PCIe and CXL connectivity in chip-to-chip, box-to-box, and rack-to-rack topologies throughout the data center.
•Expanded the widely deployed and field-tested Aries PCIe/CXL Smart DSP Retimer portfolio with the introduction and initial shipment of Aries 6 Retimers, the industry’s lowest power PCIe 6.x/CXL 3.x Retimer solution, to achieve higher bandwidth and extended reach across complex AI and compute topologies.
•Shipped Aries PCIe/CXL Smart Cable Modules for Active Electrical Cable applications to enable multi-rack GPU clustering and low-latency memory fabric connectivity within AI infrastructure. The solution drives seven meters of reach over flexible copper cables to seamlessly and affordably interconnect clusters of GPUs across rack enclosures.
•Showcased the first public demonstration of end-to-end interoperability between a PCIe 6.x Switch and a PCIe 6.x SSD at DesignCon 2025. The PCIe 6.x link-up was between an Astera Labs Scorpio P-Series Fabric Switch and Micron’s PCIe 6.x SSDs and showcased remarkable sequential read speeds exceeding 26GB/s.

First Quarter of Fiscal 2025 Financial Outlook

Based on current business trends and conditions, Astera Labs estimates the following:

GAAP Financial Outlook:
•Revenue within a range of $151 million to $155 million
•GAAP gross margin of approximately 74%
•GAAP operating expenses within a range of approximately $113 million to $114 million
•GAAP tax expense of approximately $3 million
•GAAP diluted earnings per share within a range of approximately $0.03 to $0.04 on weighted-average diluted shares outstanding of approximately 180 million

Non-GAAP Financial Outlook (excluding the impact of approximately $47 million of stock-based compensation and including approximately $3 million of additional income taxes):
•Non-GAAP gross margin of approximately 74%
•Non-GAAP operating expenses within a range of approximately $66 million to $67 million
•Non-GAAP tax rate of approximately 10%
•Non-GAAP diluted earnings per share within a range of approximately $0.28 to $0.29 on non-GAAP weighted-average diluted shares outstanding of approximately 180 million

Earnings Webcast and Conference Call
Astera Labs will host a conference call to review its financial results for the fourth quarter and full year of fiscal 2024 and to discuss our financial outlook today at 1:30 p.m. Pacific Time. Interested parties may join the conference call by dialing 1-800-715-9871 and using conference ID 5908687. The call will also be webcast and can be accessed at the Astera Labs website at https://ir.asteralabs.com/. The webcast will be recorded and available for replay on the company’s website for the next six months.

Discussion of Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. A reconciliation of these non-GAAP measures to the closest GAAP measure can be found later in this release. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income (loss), non-GAAP diluted earnings (loss) per share, and non-GAAP weighted-average share count. We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income (loss), non-GAAP pro forma diluted earnings (loss) per share, and non-GAAP pro forma weighted-average share count provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures. No reconciliation is provided with respect to the forward-looking non-GAAP financial measures included in our non-GAAP financial outlook, as the GAAP measures are not accessible on a forward-looking basis. As a result, we cannot reliably predict all necessary components or their impact to reconcile such financial measures without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a significant impact on our future GAAP financial results.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense
We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate non-cash stock-based compensation expense using a variety of valuation methodologies and subjective assumptions. Moreover, stock-based compensation expense is a non-cash charge that can vary significantly from period to period for reasons that are unrelated to our core operating performance, and therefore excluding this item provides investors and other users of our financial information with information that allows meaningful comparisons of our business performance across periods.

Employer payroll taxes related to stock-based compensation resulting from our IPO
We exclude employer payroll taxes related to the time-based vesting and net settlement of restricted stock units in connection with our initial public offering (the “IPO”), because this does not correlate to the operation of our business. We believe that excluding this item provides meaningful supplemental information regarding operational performance given the amount of employer payroll tax-related items on employee stock transactions was immaterial prior to our IPO.

Income tax effect
This represents the impact of the non-GAAP adjustments on an after-tax basis and one-off discrete tax adjustments that are unrelated to our core operating performance in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. This approach is designed to enhance investors’ ability to understand the impact of our non-GAAP tax expense on our current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments.

Non-GAAP pro forma weighted-average shares to compute non-GAAP pro forma net income (loss) per share
We present non-GAAP pro forma weighted-average shares, assuming our redeemable convertible preferred stock is converted from the beginning of each respective periods presented, to provide meaningful supplemental information regarding EPS trend on a consistent basis. All of our outstanding redeemable preferred stock converted into the equivalent number of shares of common stock in connection with our IPO.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on Astera Labs' current expectations. The words "believe", "estimate", "expect", "intend", “may”, "anticipate", "plan", "project", "will", and similar phrases as they relate to Astera Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Astera Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position and guidance, including for the first quarter of fiscal 2025, our business strategy and plans, our objectives for future operations, our development or delivery of new or enhanced products and anticipated results of those products for our customers, our competitive positioning, including to meet the connectivity market opportunity in the future and initiative to advance UALink technology, technological capabilities and plans, our plans to add R&D talent and strategic IP blocks, and macroeconomic trends in cloud and AI infrastructure. A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation: the competitive and cyclical nature of the semiconductor industry; the concentration of our customer base; the changes in demand for AI; the macroeconomic environment; risks that demand and the supply chain may be adversely affected, including by the imposition of tariffs by the United States and any corresponding retaliatory tariffs, changes in political policies, military conflict (such as between Russia/Ukraine and Israel/Hamas), terrorism, sanctions or other geopolitical events globally (including conflict between Taiwan and China); quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with managing international activities (including trade barriers, particularly with respect to China); absence of long-term commitments from customers; risks that Astera Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; stock price volatility; information technology risks, including cyber-attacks against Astera Labs' products and its networks; and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our Annual Report on 10-K that will be filed with the Securities and Exchange Commission (the “SEC”) and in Quarterly Reports on Form 10-Q filed with the SEC and the other SEC filings and reports Astera Labs may make from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Astera Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Astera Labs
Our PCIe, CXL and Ethernet semiconductor-based connectivity solutions are purpose-built to unleash the full potential of accelerated computing at cloud-scale. Inspired by trusted partnerships with hyperscalers and the data center ecosystem, we are an innovation leader of products that are customizable, interoperable, and reliable. Discover how we are transforming AI and modern data-driven applications at www.asteralabs.com.

ASTERA LABS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$79,551	$45,098
Marketable securities	834,750	104,215
Accounts receivable, net	38,811	8,335
Inventory	43,215	24,095
Prepaid expenses and other current assets	16,652	4,064
Total current assets	1,012,979	185,807
Property and equipment, net	35,651	4,712
Other assets	5,878	5,773
Total assets	$1,054,508	$196,292

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$26,918	$6,337
Accrued expenses and other current liabilities	59,624	28,742
Total current liabilities	86,542	35,079
Other liabilities	3,167	3,787
Total liabilities	89,709	38,866
Commitments and contingencies
Redeemable convertible preferred stock	-	255,127
Stockholders’ equity (deficit)
Common stock	16	4
Additional paid-in capital	1,173,153	27,411
Accumulated other comprehensive income	426	259
Accumulated deficit	(208,796)	(125,375)
Total stockholders’ equity (deficit)	964,799	(97,701)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$1,054,508	$196,292

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$141,096	$113,086	$50,514	$396,290	$115,794
Cost of revenue	36,648	25,209	11,489	93,591	35,967
Gross profit	104,448	87,877	39,025	302,699	79,827

Operating expenses
Research and development	56,524	50,659	19,654	200,830	73,407
Sales and marketing	22,818	23,248	4,995	123,652	19,992
General and administrative	24,962	22,866	5,356	94,283	15,925
Total operating expenses	104,304	96,773	30,005	418,765	109,324
Operating income (loss)	144	(8,896)	9,020	(116,066)	(29,497)
Interest income	10,558	10,912	1,674	34,288	6,549
Income (loss) before income taxes	10,702	2,016	10,694	(81,778)	(22,948)
Income tax (benefit) provision	(14,011)	9,609	(3,631)	1,643	3,309
Net income (loss)	$24,713	$(7,593)	$14,325	$(83,421)	$(26,257)

Net income (loss) per share attributable to common stockholders:
Basic	$0.15	$(0.05)	$—	$(0.64)	$(0.71)
Diluted	$0.14	$(0.05)	$—	$(0.64)	$(0.71)
Weighted-average shares used in calculating net income (loss) per share attributable to common stockholders:
Basic	159,895	156,831	38,627	131,262	37,131
Diluted	177,559	156,831	47,636	131,262	37,131

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(83,421)	$(26,257)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	234,588	10,679
Depreciation	3,154	1,781
Non-cash operating lease expense	2,428	1,232
Warrants contra revenue	1,395	805
Inventory write-downs	168	10,343
Accretion of discounts on marketable securities	(8,341)	(1,624)
Changes in operating assets and liabilities:
Accounts receivable, net	(30,480)	2,386
Inventory	(19,287)	(5,564)
Prepaid expenses and other assets	(13,031)	(720)
Accounts payable	20,887	(4,264)
Accrued expenses and other liabilities	31,018	(167)
Operating lease liability	(2,402)	(1,346)
Net cash provided by (used in) operating activities	136,676	(12,716)

Cash flows from investing activities
Purchases of property and equipment	(34,245)	(2,761)
Purchases of marketable securities	(930,575)	(126,225)
Sales and maturities of marketable securities	208,665	111,214
Other investing activities	(1,413)	—
Net cash used in investing activities	(757,568)	(17,772)

Cash flows from financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	672,198	—
Payment of deferred offering costs	(4,801)	(1,407)
Proceeds from exercises of stock options	5,458	1,115
Proceeds from employee stock purchase plan	4,160	—
Tax withholding related to net share settlements of restricted stock units	(20,111)	—
Repurchase of common stock upon termination	(1,066)	(210)
Net cash provided by (used in) financing activities	655,838	(502)
Net increase (decrease) in cash, cash equivalents, and restricted cash	34,946	(30,990)
Cash, cash equivalents, and restricted cash
Beginning of the period	45,098	76,088
End of the period	$80,044	$45,098

ASTERA LABS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Years Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP gross profit	$104,448	$87,877	$39,025	$302,699	$79,827
Stock-based compensation expense upon IPO (1)	—	—	—	516	—
Stock-based compensation expense	131	102	8	329	24
Non-GAAP gross profit	$104,579	$87,979	$39,033	$303,544	$79,851

GAAP gross margin	74.0%	77.7%	77.3%	76.4%	68.9%
Stock-based compensation expense upon IPO (1)	—	—	—	0.1	—
Stock-based compensation expense	0.1	0.1	—	0.1	0.1
Non-GAAP gross margin	74.1%	77.8%	77.3%	76.6%	69.0%

GAAP operating income (loss)	$144	$(8,896)	$9,020	$(116,066)	$(29,497)
Stock-based compensation expense upon IPO (1)	—	—	—	88,873	—
Stock-based compensation expense	48,218	45,535	3,299	145,715	10,679
Employer payroll tax related to stock-based compensation from IPO (2)	—	—	—	1,072	—
Non-GAAP operating income (loss)	$48,362	$36,639	$12,319	$119,594	$(18,818)

GAAP operating margin	0.1%	(7.9)%	17.9%	(29.3)%	(25.5)%
Stock-based compensation expense upon IPO (1)	—	—	—	22.4	—
Stock-based compensation expense	34.2	40.3	6.5	36.8	9.2
Employer payroll tax related to stock-based compensation from IPO (2)	—	—	—	0.3	—
Non-GAAP operating margin	34.3%	32.4%	24.4%	30.2%	(16.3)%

GAAP net income (loss)	$24,713	$(7,593)	$14,325	$(83,421)	$(26,257)
Stock-based compensation expense upon IPO (1)	—	—	—	88,873	—
Stock-based compensation expense	48,218	45,535	3,299	145,715	10,679
Employer payroll tax related to stock-based compensation from IPO (2)	—	—	—	1,072	—
Income tax effect (3)	(6,439)	2,340	—	(8,910)	—
Non-GAAP net income (loss)	$66,492	$40,282	$17,624	$143,329	$(15,578)

Net income (loss) per share attributable to common stockholders:
GAAP - basic	$0.15	$(0.05)	$—	$(0.64)	$(0.71)
GAAP - diluted	$0.14	$(0.05)	$—	$(0.64)	$(0.71)
Non-GAAP pro forma - diluted	$0.37	$0.23	$0.12	$0.84	$(0.12)

Weighted average shares used to compute net income (loss) per share attributable to common stockholders:
GAAP - basic	159,895	156,831	38,627	131,262	37,131
GAAP - diluted	177,559	156,831	47,636	131,262	37,131
Non-GAAP pro forma - diluted (4)	177,559	173,832	138,527	168,913	128,022
____________________

(1) Stock-based compensation expense recognized in connection with the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(2) Employer payroll taxes related to the time-based vesting and settlement of RSUs, that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(3) Income tax effect is calculated based on the tax laws in the jurisdictions in which we operate and is calculated to exclude the impact of stock-based compensation expense and one-off discrete tax adjustments that are unrelated to our core operating performance. For the three months ended December 31, 2024 and September 30, 2024, the non-GAAP tax benefit rate was 13% and tax expense rate of 15%, respectively. The adjustments for the three months ended December 31, 2023 were not material. For the years ended December 31, 2024, the non-GAAP tax expense rate was 7% compared to a tax benefit rate of 27% for the year ended December 31, 2023.
(4) We present the non-GAAP pro forma weighted average shares to provide meaningful supplemental information of comparable shares for each periods presented. The non-GAAP pro forma weighted average shares is calculated as follows:

	Three Months Ended			Years Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Shares used to compute GAAP net income (loss) per share attributable to common stockholders - diluted	177,559	156,831	47,636	131,262	37,131
Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the beginning of the periods	—	—	90,891	19,165	90,891
Effect of dilutive equivalent shares	—	17,001	—	18,486	—
Shares used to compute non-GAAP pro forma net income (loss) per share- diluted	177,559	173,832	138,527	168,913	128,022

ASTERA LABS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
STOCK-BASED COMPENSATION EXPENSE (Unaudited)
(In thousands)

	Three Months Ended			Years Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cost of revenue	$131	$102	$8	$845	$24
Research and development	18,808	14,641	2,303	76,427	7,360
Sales and marketing	14,671	16,200	681	95,887	2,067
General and administrative	14,608	14,592	307	61,429	1,228
Total stock-based compensation expense (1)	$48,218	$45,535	$3,299	$234,588	$10,679
____________________
(1) Stock-based compensation expense recognized during the year ended December 31, 2024 included $88.9 million of cumulative stock-based compensation expense related to the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.